PIONEER INDEPENDENCE FUND

                          Establishment and Designation
                                       of
        Class A Shares, Class C Shares, Class Y Shares and Class P Shares
                            of Beneficial Interest of
                            Pioneer Independence Fund

         The undersigned, being a majority of the Trustees of Pioneer Independence Fund, a Delaware statutory trust (the "Trust"), acting pursuant to
Article V of the Agreement and Declaration of Trust dated December 8, 1997 of the Trust (the "Declaration"), do hereby divide the shares of beneficial interest of the Trust (the "Shares") to create four classes of Shares of the Trust as follows:

     1. The four classes of Shares established and designated hereby are "Class A Shares," "Class C Shares," "Class Y Shares," and "Class P Shares," respectively. The single Class of Shares established pursuant to the Declaration is hereby designated as the "Class P Shares."

     2. Class A Shares, Class C Shares, Class Y Shares, and Class P Shares shall each be entitled to all of the rights and preferences accorded to Shares under the Declaration.

     3. The purchase price of Class A Shares, Class C Shares, Class Y Shares, and Class P Shares, the method of determining the net asset value of Class A Shares, Class C Shares, Class Y Shares and Class P Shares, and the relative dividend rights of holders of Class A Shares, Class C Shares, Class Y Shares and Class P Shares, shall be established by the Trustees of the Trust in accordance with the provisions of the Declaration and shall be set forth in the Trust's Registration Statement on Form N-1A under the Securities Act of 1933 and the Investment Company Act of 1940, as amended, and as in effect at the time of issuing such Shares.

     4. The Trustees, acting in their sole discretion, may determine that any Shares of the Trust issued are Class A Shares, Class C Shares, Class Y Shares, or Class P Shares, or Shares of any other class of the Trust hereinafter established and designated by the Trustees.

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         IN WITNESS WHEREOF, the undersigned have executed this instrument this
5th day of January, 2006.


/s/ John F. Cogan, Jr.
---------------------------------------
John F. Cogan, Jr.
as Trustee and not individually



/s/ David R. Bock
---------------------------------------
David R. Bock
as Trustee and not individually




/s/ Mary K. Bush
---------------------------------------
Mary K. Bush
as Trustee and not individually




/s/ Margaret B.W. Graham
---------------------------------------
Margaret B.W. Graham
as Trustee and not individually


/s/ Marguerite A. Piret
---------------------------------------
Marguerite A. Piret
as Trustee and not individually




/s/ Osbert M. Hood
---------------------------------------
Osbert M. Hood
as Trustee and not individually



/s/ Stephen K. West
---------------------------------------
Stephen K. West, Esq.
as Trustee and not individually




/s/ John Winthrop
---------------------------------------
John Winthrop
as Trustee and not individually